UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
December 30, 2014 (November 24, 2014)

NEXT GALAXY CORP.
(Formerly, Wiless Controls Inc.)
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

000-54093
(Commission File No.)

1680 Michigan Avenue, Suite 700
Miami Beach, FL   33139
(Address of principal executive offices and Zip Code)

(877) 407-9797
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                          ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On November 24, 2014, we entered into a secured convertible promissory note (the "Note") effective as of November 25, 2014 with Typenex Co-Investment, LLC, a Utah Limited Liability Company (the "Lender"), wherein the Lender will lend us up to $280,000.00 plus interest thereon.  The Note is due and payable in full on October 25, 2015 with interest thereon and is secured by any notes issued by the Lender under the terms of a separate security agreement (the "Security Agreement") of even date therewith.   The outstanding balance is convertible into shares of our common stock, at the election of Lender.  As of the date of this report, the Lender has lent us $150,000.  No portion of the Note has been converted to shares of common stock.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On November 24, 2014, we entered into a secured convertible promissory note (the "Note") effective as of November 25, 2014 with Typenex Co-Investment, LLC, a Utah Limited Liability Company (the "Lender"), wherein the Lender will lend us up to $280,000.00 plus interest thereon.  The Note is due and payable in full on October 25, 2015 with interest thereon and is secured by any notes issued by the Lender under the terms of a separate security agreement (the "Security Agreement") of even date therewith.   The outstanding balance is convertible into shares of our common stock, at the election of Lender.  As of the date of this report, the Lender has lent us $150,000.  No portion of the Note has been converted to shares of common stock.

ITEM 9.01                          FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit	Document Description

10.1	Secured Promissory Note with Typenex Co-Investment, LLC
10.2	Security Agreement with Typenex Co-Investment, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 30th day of December, 2014.

WILESS CONTROLS INC.

BY:	MICHEL ST-PIERRE
Michel St-Pierre
Principal Financial Officer, Principal Accounting Officer, Secretary, Treasurer and member of the Board of Directors